Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 16, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Frontline Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2014.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
 August 24, 2015